Exhibit 99.6

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
BALANCE SHEETS

	December 31,	September 30,
	2009	2009
	(Unaudited)	(Audited)

ASSETS

Current assets:
Cash and cash equivalents	$1,174,439	$198,551
Accounts receivable - net of allowance for bad debts of
$7,787 and $7,787, respectively	3,924,234	2,390,352
Other recievables	94,679	-
Due from related parties	1,413,622	2,529,792
Loan to others	1,559,990	733,103
Tax receivable	22,065	124,142
Inventories	1,473,634	2,882,983
Prepaid expenses	-	49,806
Advances to suppliers - net of allowance of
$160,004 and $160,020, respectively	3,171,566	4,142,197

Total current assets	12,834,229	13,050,926

Property, plant and equipment, net	10,810,049	10,903,037

Other assets:
Restricted cash	39,549	39,553
Loan to shareholders	88,881	88,890
Intangible assets, net	648,687	652,298

Total other assets	777,117	780,741

Total assets	$24,421,395	$24,734,704

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,557,837	$1,505,050
Short-term loan	1,259,700	1,333,074
Other payables	86,992	72,816
Accrued expenses	526,866	548,346
Advances from customers	2,585,971	3,242,297

Total current liabilities	6,017,366	6,701,583

Shareholders' equity
Registered capital	72,494	72,494
Additional paid in capital	11,023,102	11,023,102
Retained earnings	5,988,514	5,615,803
Accumulated other comprehensive income	1,319,919	1,321,722

Total shareholders' equity	18,404,029	18,033,121

Total liabilities and shareholders' equity	$24,421,395	$24,734,704

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended December 31
	2009	2008

Net sales	$4,242,294	$5,235,883
Cost of goods sold	3,605,391	4,884,022

Gross profit	636,903	351,861

Operating expenses:
Distribution expenses	18,040	66,250
General and administrative expenses	104,415	57,358

Total operating expenses	122,455	123,608

Operating income	514,448	228,253

Interest expenses	141,737	99,644

Income before income taxes	372,711	128,609

Provision for income taxes	-	-

Net income	$372,711	$128,609

Other comprehensive income:
Foreign currency translation adjustment	(1,803)	(49,455)

Comprehensive income	$370,909	$79,154

Earnings per share
Basic and diluted	$0.62	$0.21

Weighted average shares outstanding
Basic and diluted	600,000	600,000

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For The Three Months Ended December 31,
	2009	2008

Cash flows from operating activities
Net income	$372,711	$128,609
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	184,996	183,766
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivable and other receivables	(1,628,715)	(5,624,956)
Tax receivable	102,059	2,189,878
Inventories	1,408,982	304,777
Prepaid expenses	49,799	-
Advances to suppliers	970,160	2,413,702
Increase (decrease) in -
Accounts payable and other payable	67,119	1,157,000
Accrued expenses	(21,424)	(128,752)
Advances from customers	1,121,980	(341,747)

Net cash provided by operating activities	2,627,667	282,277

Cash flows from investing activities
Purchase of fixed assets	(89,571)	(1,245,567)
Loan to others	(826,917)	-
Loan to related parties	(662,089)	-
Repayment from related parties	-	1,977,148

Net cash (used in) provided by investing activities	(1,578,577)	731,581

Cash flows from financing activities
Proceeds from short-term loan	776,285	-
Repayment of short-term loan	(849,520)	(336,283)
Repayment of shareholder loans	-	(149,719)

Net cash used in financing activities	(73,235)	(486,002)

Effect of exchange rate changes on cash and cash equivalents	33	(4,175)

Net increase in cash and cash equivalents	975,888	523,681

Cash and cash equivalents, beginning of period	198,551	1,148,644

Cash and cash equivalents, end of period	$1,174,439	$1,672,324

Supplemental disclosures of cash flow information:

Interest paid	$5,704	$95,976
Income taxes paid	$-	$-

Non-cash financing activities:
Liabilities converted to equity	$-	$1,208,964

The accompanying notes are an integral part of these financial statements

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

1.	ORGANIZATION AND BASIS OF PRESENTATION

Hulunbeier Hailaer Beixue Dairy Factory (the "Company"), established on February 4, 2002 under the laws of the People’s Republic of China (“PRC” or “China”), is engaged in the production, processing, distribution and development of powdered milk products in the PRC.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they may not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2009 and 2008 are not necessarily indicative of the results that may be expected for the full years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RISKS OF LOSSES - The Company is potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company's operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company's financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period.  As of December 31, 2009 and 2008, the Company has not experienced any uninsured losses from injury to others or other losses.

SUBSEQUENT EVENTS - The Company has evaluated subsequent events that have occurred through the filing date and disclosed it in note 14.

CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash on hand and deposits with banks with an original maturity of three months or less.

ACCOUNTS RECEIVABLE - The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES - Inventories comprise raw materials, work in progress, finished goods and packing materials and are stated at the lower of cost or market value. Cost is calculated using the weighted average method and includes all costs to acquire and any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenances, and depreciation expense. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. Management compares the cost of inventory with market value and an allowance is made for writing down the inventory to its market value, if lower.  Management writes off obsolete inventory when it occurs.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets on a straight-line basis. The estimated useful lives for significant property, plant and equipment categories are as follows:

Building	30 years

Machinery, equipment and automobiles	5-10 years

Construction in progress represents the direct costs of construction or acquisition incurred. Upon completion and readiness for use of the assets, capitalization of these costs ceases and the cost of construction in progress is transferred to fixed assets. No depreciation is provided until the project is completed and the assets are ready for intended use.

The Company periodically reviews the carrying value of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment”. When estimated future cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeded the fair value of assets. Based on its review, the Company has determined that there were no impairments of its long-lived assets as of December 31, 2009.

REVENUE RECOGNITION - The Company's revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

ADVANCES FROM CUSTOMERS - Revenue from the sale of goods is recognized when goods are delivered. Non-refundable receipts in advance for goods to be delivered in the subsequent year are carried forward as deferred revenue.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EMPLOYEE BENEFIT COSTS - Mandatory contributions are made to the Chinese Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

COMPREHENSIVE INCOME – Comprehensive income is defined to include changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

EARNINGS PER SHARE – The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

TAXATION - The Company utilizes ASC 740, “Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized.

FOREIGN CURRENCY TRANSLATION - The Company's principal country of operations is the PRC. The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated Other Comprehensive Income".

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, advances from customers, and other payables approximate their fair values as of December 31, 2009 and 2008 due to the relatively short-term nature of these instruments.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK - The Company maintains certain bank accounts in the PRC which are not protected by insurance.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. The Company's operating results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NEW ACCOUNTING PRONOUNCEMENTS – In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its financial statements.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

3.	ACCOUNTS RECEIVABLE

The Company’s accounts receivable as of December 31, 2009 and September 30, 2009 are summarized as follows:

	December 31, 2009	September 30, 2009

Accounts receivable	$3,932,021	$2,398,139
Less: Allowance for doubtful accounts	7,787	7,787
Total net accounts receivable	$3,924,234	$2,390,352

4.	LOAN TO OTHERS

The Company occasionally provides loans to non-related companies in order to develop favorable business relationship. These loans are usually free of interest and due upon demand. The Company had outstanding loans of $1,559,990 and $733,103 to one non-related company as of December 31, 2009 and September 30, 2009, respectively. No allowance is considered necessary because the Company has collected part of the loan and has determined the rest of the loan is collectable.

5.	INVENTORIES

Inventories consist of the following as of December 31, 2009 and September 30, 2009:
	December 31, 2009	September 30, 2009

Raw materials	$124,802	$221,533
Work-in-progress	551,151	685,355
Finished goods	797,681	1,976,095
Total inventories	$1,473,634	$2,882,983

6.	ADVANCES TO SUPPLIERS

The Company makes advances to certain vendors for inventory purchases. The Company had $3,331,570 and $4,302,217 of gross advances to suppliers while the Company has not received the relevant inventory as of December 31, 2009 and September 30, 2009, respectively. The allowances for advances to suppliers were $160,004 and $160,020 as of December 31, 2009 and September 30, 2009, respectively.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

7.	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2009 and September 30, 2009:

	December 31, 2009	September 30, 2009

Building	$6,473,192	$6,473,847
Plant and machinery	5,939,627	5,850,642
Motor vehicles	458,917	458,964
Computers and equipment	62,584	62,590
	12,934,320	12,846,042
Less: accumulated depreciation	(2,124,271)	(1,943,005)
Total fixed assets, net	$10,810,049	$10,903,037

Depreciation expense was $181,452 and $180,228 for the three months ended December 31, 2009 and 2008, respectively.

8.	INTANGIBLE ASSETS

All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land and the power line underneath. The Company entered into a land use right agreement on October 14, 2002 with Inner Mongolia Autonomous Region Hulunbeier City Land Management Bureau, which sets forth the right to use a 21,139 square meters land for 50 years from September 26, 2005 to September 26, 2055. Under the agreement, the total fees amounted to RMB 4.84 million (approximately US$709,019). The land use right is amortized on a straight line basis over 50 years. Amortization expense was $3,545 and $3,538 for the three months ended December 31, 2009 and 2008, respectively.

Net intangible assets at December 31, 2009 and September 30, 2009:

	December 31, 2009	September 30, 2009
Land use right	$708,948	$709,020
Less: accumulated amortization	(60,261)	(56,722)
Total intangible assets, net	$648,687	$652,298

Based upon current assumptions, the Company expects that the land use right will be amortized according to the following schedule:

As of December 31,
2010	$14,179
2011	14,179
2012	14,179
2013	14,179
2014	14,179
Thereafter	577,792
$648,687

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

9.	RELATED PARTY TRANSACTIONS

As of December 31, 2009, the Company had $88,881 loans to shareholders and $1,413,622 due from related parties, of which $951,055 was due from Ewenkeqi Beixue Dairy Co., Ltd. and $462,567 was due from Hulunbeier Beixue Dairy Co., Ltd. As of September 30, 2009, the Company had $88,890 loans to shareholders and $2,529,792 due from related parties, including $1,778,218 due from Ewenkeqi Beixue Dairy Co., Ltd. and $751,574 due from Hulunbeier Beixue Dairy Co., Ltd.

There were no related party sales or purchases for the three months ended December 31, 2009 and 2008.

10.	SHORT-TERM LOAN

As of December 31, 2009, the Company had a total of $1,259,700 short-term loans, including the followings:

Lender	Term		Weighted Average Annual Interest rate	Amount
Xinghai Credit Union	2009.07.06	2010.07.05	9.6%	351,544
Xinghai Credit Union	2009.12.04	2010.12.01	10.7%	644,498
Hulunbeier City Rundafeng	2009.05.27	2010.03.26	21.2%	131,829
Qiujui (related party)	2009.12	2010.12	10.1%	121,829
Total				1,259,700

As of September 30, 2009, the Company had a total of $1,333,074 short-term loans, including the followings:

Lender	Term		Weighted Average Annual Interest rate	Amount
Xinghai Credit Union	2009.07.06	2010.07.05	9.6%	351,580
Xinghai Credit Union	2009.03.12	2010.03.12	10.7%	175,790
Zhang fengshun (related party)	2009.03.20	Due on demand	9.8%	292,983
Hulunbeier City Rundafeng	2009.05.27	2009.12.26	21.2%	146,492
Hulunbeier City Rundafeng	2009.05.27	2009.12.26	21.2%	14,649
Chen Guibin (related party)	2007.10.24	Due on demand	20.6%	131,842
Zhang fengshun (related party)	2008.4.20	Due on demand	16.8%	131,842
Qiujui (related party)	2007.10.24	Due on demand	20.4%	87,895
Total				1,333,074

The Company’s building with an estimate fair value of RMB 5,360,000 (approximately US$785,195) is used as collateral for the $175,790 loan with Xinghai Credit Union. Additionally, the $175,790 loan with Xinghai Credit Union is guaranteed by a non-related party, Hulunbeier Middle Small Corporation Investment Guarantor Limited. The $146,492 and $14,649 loans with Hunlunbeier City Rundafeng are guaranteed by a non-related party, Hulunbeier Jayin Motorcycle Trading Limited.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

The loans with three related parties had an original term of 1 year. If the loan was extended beyond the original term, the interest rate would become 50% higher than original interest rate. Therefore, for the loans with Chen Guibin and Qiujie, interest rate was changed to 21.1% on October 24, 2008, and for the loan with Zhang Fengshun, interest rate was changed to 21.1% on April 20, 2009.

10.	SHORT-TERM LOAN (Continued)

As of the date of this report, all existing short-term loans have not been paid off yet. The Company extended the loan with Hulunbeier City Runddafeng with remaining balance of $131,829 for another year with the same annual interest rate of 21.2%.

Interest expenses were $141,230 and $97,152 for the three months ended December 31, 2009 and 2008, respectively.

11.	SHAREHOLDERS’ EQUITY

The Company’s registered capital is RMB 600,000 (approximately US$72,494). The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were a total of 600,000 shares issued and outstanding as of December 31, 2009 and September 30, 2009.

12.	INCOME TAXES

The Company utilizes ASC 740, “Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized.

The Company is entitled to a tax holiday of three years for full Enterprise Income Tax exemption in China. The preferential tax treatment commenced in 2006 and will expire on December 31, 2009. The estimated tax savings amounted to $93,178 and $32,152 for the three months ended December 31, 2009 and 2008, respectively. The net effect on basic earnings per share had the income tax been applied would decrease earnings per share from $0.62 to $0.47 for the three months ended December 31, 2009 and $0.21 to $0.16 for the three months ended December 31, 2008.

13.	MAJOR CUSTOMERS

For the three months ended December 31, 2009, no single customer accounted for sales over 10% of total sales. For the three months ended December 31, 2008, four (4) customers accounted for sales over 10% of total sales. The total sales to these four customers accounted for 84% of total sales for the three months ended December 31, 2008. Accounts receivable from these four customers was $3,372,769, approximately 55% of total accounts receivable as of December 31, 2008.

HULUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

14.	SUBSEQUENT EVENT

On February 5, 2010, the Company entered into an Equity Transfer Agreement (“Agreement”) with Tengshun Technology and Development Co., Ltd. (“Tengshun Technology”), a wholly-owned subsidiary of Rodobo International, Inc. (“Rodobo”), a public company traded on the OTC Bulletin Board. Pursuant to the Agreement, Tengshun Technology agreed to acquire 100% of the equity interest in the Company for a cash payment of RMB600,000 (approximately $87,884),  8,800,000 shares of Rodobo’s common stock and 2,000,000 shares of Rodobo’s Series A Preferred Stock.